Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880 9600 phone 65.6880 9580 fax www.kns.com

Kulicke & Soffa Repays Remaining Subordinated Convertible Notes; Company Now Debt Free

Fort Washington, PA– June 1, 2012 – Kulicke & Soffa (NASDAQ: KLIC), a global leader in the design and manufacture of semiconductor assembly equipment, today announced it has repaid the entire remaining balance of its 0.875% Convertible Subordinated Notes (“Notes”), at the June 1, 2012 maturity date. The Notes had a remaining outstanding principal balance of approximately $110.0 million at par plus interest. Kulicke & Soffa expects annual expenses relating to these Notes to be reduced by approximately $8.0 million.

This was an all cash repayment with no common shares issued. The Company has generated more than $300 million in cash over the prior 12 quarters and ended the March 2012 quarter with total cash and cash equivalents of $426.1 million.

Bruno Guilmart, Chief Executive Officer, stated “Eliminating the remaining debt obligation is the latest signal to underscore the strength of our balance sheet and business model. With a remaining net cash position of $316 million, we will continue to strategically invest in product development and efficiency improvements to expand our market leadership and further strengthen our competitive advantage, while also pursuing areas that can reduce the cyclicality in our business.”

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com).

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910

65.6880 9600 phone 65.6880 9580 fax www.kns.com

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2011 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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